TRANSFER AGENCY AND SHAREHOLDER
                               SERVICES AGREEMENT

     Agreement made as of the 1st day of January, 1992, by Ivy Fund (the "Trust") and Ivy Management Inc. ("Ivy Management").

         WHEREAS, the Trust is an open-end investment company organized as a Massachusetts business trust and consists of one or more separate investment portfolios (the "Funds") as may be established and designated from time to time;

         WHEREAS, the Trust desires transfer agency functions for the purpose of recording the transfer, issuance and redemption of Shares and Funds, transferring the Shares, disbursing dividends and other distributions to shareholders of the Trust and performing such other services as further agreed between the Trust and Ivy Management;

         WHEREAS,   the  Trust  desires  certain  shareholder  services  of  Ivy
Management with respect to such Funds as further agreed between the Trust and Ivy Management; and

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

         1. Appointment. The Trust hereby appoints Ivy Management to provide the transfer agency and shareholder services specified in this Agreement and any schedules to this Agreement with regard to such Funds, currently consisting of Ivy Growth Fund, Ivy Growth with Income Fund, Ivy International Fund and Ivy Money Market Fund, and Ivy Management hereby accepts such appointment. If the Board of Trustees, pursuant to the Agreement and Declaration of Trust hereafter establish and designate a new Fund, Ivy Management agrees that it will act as transfer agent with the terms set forth herein. The Trustees shall cause a written notice to be sent to Ivy Management to the effect that it has established a new Fund and that it appoints Ivy Management as transfer agent and shareholder servicing agent for the new Fund. Such written notice must be received by Ivy Management in a reasonable period of time prior to the commencement of operations of the new Fund to allow Ivy Management, in the ordinary cause of its business, to prepare to perform its duties for such new Fund.

         2.       Compensation.

                  (a) The Trust will compensate Ivy Management for the performance of its obligations hereunder in accordance with the fees set forth in the written schedule of fees annexed hereto as Schedule A and incorporated herein. Schedule A does not include out-of-pocket expenses of Ivy Management for which the Trust will reimburse Ivy Management monthly.

     Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule B and incorporated herein. Schedule B may be modified by Ivy Management upon not less than 60 days prior written notice to the Trust as mutually agreed upon. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by Ivy Management in the performance of its obligations hereunder.

                  (b) Any compensation agreed to hereunder may be adjusted from time to time by replacing Schedule A of this a\Agreement with a revised Fee Schedule, dated and signed by a duly authorized officer of each party hereto.

         3.       Duties of Ivy Management.

                  (a) Ivy Management shall be responsible for administering and/or performing transfer agent functions; for acting as service agent in connection with dividend and distribution functions; and for providing certain shareholder services. The operating standards and procedures to be followed shall be determined from time to time by agreement between Ivy Management and the Trust and shall be expressed in a written schedule of the duties of Ivy Management annexed hereto as Schedule C and incorporated herein.

                  (b) In addition to the duties expressly set forth in Schedule C to this Agreement, Ivy Management shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Trust and Ivy Management. Such other duties and functions shall be reflected in a written amendment to Schedule C, dated and signed by a duly authorized officer of each party hereto. The compensation for such other duties and functions shall be reflected in a written amendment to Schedule A pursuant to paragraph 3(b) hereof.

                  (c) In rendering the services required under this Agreement, Ivy Management may, at its expense, employ, consult or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligation under this Agreement; provided that any such action shall not relive Ivy Management of its responsibilities hereunder.



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                  (d) In the event that Ivy Management  provides any services to the Funds or pays or assumes any expenses of the Funds, which Ivy Management is not obligated to provide, pay or assume under this Agreement, Ivy Management shall not be obligated hereby to provide the same or any similar service to the Funds or to pay or assume the same or any similar expenses of the Funds in the future; provided, that nothing herein contained shall be deemed to relieve Ivy Management of any obligations to the Funds under any separate agreement or arrangement between the parties.

         4. Documents. In connection with the appointment of Ivy Management (or as soon as practicable thereafter), the Trust shall furnish Ivy Management with the following documents:

     (a) A copy of the resolution of the Trustees authorizing the execution and delivery of this Agreement;
                  (b) A specimen of the certificate for Shares of each of the Funds in the form approved by the Trustees;

                  (c) Specimens of all account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Trust;

                  (d) A list of Shareholders of the existing Funds with the name, address and taxpayer identification number of each Shareholder, and the number of Shares of the existing Funds held by each, certificate numbers and denominations (if any certificates have been issued) and lists of any accounts against which stop transfer orders have been placed, together with the reasons therefor; and

                  (e) A signature card bearing the signatures of any officer of the Trust or other Authorized Person who will sign Written Instructions.

         5. Further Documentation. The Trust will also furnish from time to time the following documents:

     (a) Each resolution of the Trustees authorizing the original issuance of Shares and the establishment and designation of any new Fund;



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                  (b)  The   Registration   Statement   of  the  Trust  and  all
pre-effective and post-effective amendments thereto filed with the Commission;

                  (c)      A copy of each amendment to the Declaration of Trust
                          and the By-Laws of the Trust;

                  (d) Copies of each vote of the Trustees designating Authorized Persons.

                  (e)      Certificates as to any change in any officer or
                         Trustees of the Trust; and

                  (f) Such other certificates, documents or opinions as Ivy Management reasonable deems to be appropriate or necessary for the proper performance of its duties hereunder.

         6. Records. All records required to be maintained and preserved by the Funds pursuant to the provisions or rules or regulations of the Securities and Exchange Commission ("SEC") under Section 31(a) of the Investment Company Act of 1940 (the "1940 Act") and maintained and preserved by Ivy Management on behalf of the Funds, including any such records maintained by Ivy Management in connection with the performance of its obligations hereunder, are the property of the Funds and shall be surrendered by Ivy Management promptly on request by the Funds; provided, that Ivy Management at its own expense may make and retain copies of any such records.

         7. Software and Related Materials. All computer programs, written procedures, and similar items developed or acquired and used by Ivy Management in performing its obligations under this Agreement shall be the property of Ivy Management, and the Fund will not acquire any ownership interest therein or property rights with respect thereto.

         8. Services to Other Clients. Nothing herein contained shall limit the freedom of Ivy Management or any affiliated person of Ivy Management to render services of the types contemplated hereby to other persons, firms or corporations, including but not limited to other investment companies, or to engage in other business activities.

         9. Standard of Care. Ivy Management shall give the Fund the benefit of Ivy Management's best judgment and efforts in rendering the Funds transfer agency and shareholder services pursuant to paragraph 3 of this Agreement. As an inducement to Ivy Management's undertaking to render these services, the Funds agree that Ivy Management shall not be liable under this Agreement for any mistake in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this Agreement shall be deemed to protect or purport to protect Ivy Management against any liability to the Funds or their shareholders to which Ivy Management would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of Ivy Management's duties under this Agreement or by reason of Ivy Management's reckless disregard of its obligations and duties hereunder.

         10.      Reliance by Ivy Management; Instructions.

                  (a) Ivy Management will be protected in acting upon Written or Oral Instructions reasonable believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Trust. Ivy Management will also be protected in processing Share Certificates which it reasonable believes to bear the proper manual or facsimile signatures of a duly authorized officer of the Trust and if it bears the proper countersignature of Ivy Management.

                  (b) At any time Ivy Management may apply to any Authorized Person of the Trust for Written Instructions and may seek advice from legal counsel for the Trust, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Trust. Written Instructions requested by Ivy Management will be provided by the Trust within a reasonable period of time. In addition, Ivy Management, its officers, agent or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Trust only if said representative is known by Ivy Management, or its officers, agents or employees, to be an Authorized Person. Ivy Management shall have no duty or obligation to in quire into, nor shall Ivy Management be responsible for, the legality of any act done by it in reasonable reliance upon the request or direction of an Authorized Person.

                  (c) Notwithstanding any of the foregoing provisions of this Agreement, Ivy Management shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor; (iii) the legality of the declaration of any dividend by the Trustees, or the legality of the issuance of any Shares in payment of any dividend; or (iv) the legality of any recapitalization or readjustment of the Shares.

         11. Indemnification. The Trust will indemnify Ivy Management against and hold it harmless from any and all losses, claims, damages, liabilities or expenses resulting from any claim, demand, action or suit not resulting form the bad faith or negligence of Ivy Management or its agents or subcontractors, and arising out of, or in connection with, its duties on behalf of the Trust hereunder. Except for any losses, claims, damages, liabilities or expenses resulting from the willful misfeasance, bad faith or gross negligence of Ivy Management or its agents or subcontractors, the Trust will indemnify Ivy Management against and hold it harmless from any and all losses, claims, damages, liabilities or expenses resulting from any claim, demand, action or suit as a result of: (i) any action taken in accordance with Written or Oral Instructions, or any other instructions, or share certificates reasonably believed by Ivy Management to be genuine and to be signed, countersigned or executed, or orally communicated by an Authorized Person; (ii) any action taken in accordance with written or oral advice reasonable believed by Ivy Management to have been given by counsel for the Trust; or (iii) any action taken as a result of any error or omission caused by the Trust or any of its authorized agents in any record (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies ) delivered, or caused to be delivered by the Trust to Ivy Management in connection with this Agreement provided that said information was not contingent on transfer agent records.

         In any case in which the Trust may be asked to indemnify or hold Ivy Management harmless, the Trust shall be advised of all pertinent facts concerning the situation in question and Ivy Management will use reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Trust. The Trust shall have the option to defend Ivy Management against any claim which may be the subject of this indemnification, and, in the event that the Trust so elects, such defense shall be conducted by counsel chosen by the Trust and satisfactory to Ivy Management, and thereupon the Trust shall take over complete defense of the claim and Ivy Management shall sustain no further legal or other expenses in such situation for which it seeks indemnification under this paragraph 11. Ivy Management will not confess any claim or make any compromise in any case in which the Trust will be asked to provide indemnification, except with the Trust's prior written consent. The obligations of the parties hereto under this paragraph shall survive the termination of this Agreement.

         12. Amendment. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

         13.      Assignment.

                  (a) Except as provided in Section 13(c) below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

                  (b) This Agreement shall inure to the benefit of an be binding upon the parties and their respective permitted successors and assigns.

                  (c) Ivy Management may, with notice to and consent of the part of the Trust, which consent shall not be unreasonably withheld, subcontract for the performance of certain services under this Agreement to qualified service providers, which shall be registered as transfer agents under Section 17A of the Securities Exchange Act of 1934 if such registration is require; provided, however, that Ivy Management shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it is for its own acts and omissions.

         14. Termination of Agreement. This Agreement may be terminated with respect to a Fund, without the payment of any penalty, by Ivy Management upon at least ninety (90) days prior written notice to that Fund, or by the Fund upon at least sixty (60) days prior written notice to Ivy Management; provided, that in the case of termination by a Fund, such action shall have been authorized by the Trust's Board of Trustees, including that vote or written consent of a majority of the Trust's Independent Trustees. This Agreement shall automatically and immediately terminate in the event of its assignment by Ivy Management, or Ivy Management's assignment or transfer of any interest hereunder, without the prior written consent of the Funds as provided in paragraph 13 hereof.

         15. Interpretation and Definition of Terms. Any question or interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any. Specifically, the terms "interested persons," "assignment" and "affiliated person," as used in this Agreement, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, whenever used in this Agreement, the following words and phases, unless the context otherwise requires, shall have the following meaning.

                  (a) "Authorized Person" shall be deemed to include the President, any Vice President, the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Trust, or any other person, whether or not such person is an officer or employee of the Trust, duly authorized to give Oral Instructions or Written Instruction on behalf of the Trust.

                  (b) "Custodian" refers to the custodian and any sub-custodian of all securities and other property which the Trust may from time to time deposit, or cause to be deposited or held under the name or account of such custodian;

                  (c) "Agreement and Declaration of Trust" shall mean the Declaration of Trust of the Trust dated December 21, 1983 as the same may be amended form time to time;

                  (d) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by Ivy Management from a person reasonably believed by Ivy Management to be an Authorized Person;

                  (e) "Prospectus" shall mean the Trust's current prospectus and statement of additional information relating to the registration of the Trust's Shares under the Securities Act of 1933, as amended, and the 1940 Act;

                  (f)      "Shares" refers to shares of beneficial interest of
                              each Fund of the Trust;

                  (g)      "Shareholder" means a record owner of Shares; and

                  (h) "Written Instructions" shall mean a written communication signed by a person reasonably believed by Ivy Management to be an Authorized Person and actually received by Ivy Management.

         16.      Miscellaneous.

                  (a) This Agreement shall be construed in accordance with the laws of the State of Florida, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

                  (b)  The   captions  in  this   Agreement   are  included  for
convenience of reference only and in no way define to delineate any of the provisions hereof to otherwise affect their construction or effect.

                  (c) The Trust's Agreement and Declaration of Trust has been filed with the Secretary of State of the Commonwealth of Massachusetts. The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of any of the trustees, shareholders, officers, employees or agents of the Trust, but only the Trust's property shall be bound.

                  (d) This Agreement may be executed by the parties hereto in any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    IVY FUND


                                    By:      /s/      MICHAEL G. LANDRY
                                             Michael G. Landry
                                             President

                                    IVY MANAGEMENT INC.


                                    By:      /s/      MICHAEL G. LANDRY
                                             Michael G. Landry
                                             President

                                   Schedule A

                                   Schedule B

                                   Schedule C

                            DUTIES OF IVY MANAGEMENT
                     (See Exhibit 1 for Summary of Services)

         1. Shareholder Information. Ivy Management shall maintain a record of the number of Shares held by each holder of record which shall include their addresses and taxpayer identification numbers and which shall indicate whether such shares are held in certificated or uncertificated form.

         2. Shareholder Services. Ivy Management shall at its expense provide such of the following shareholder and shareholder-related services as are required by the Funds or their shareholders:

                  (i) processing wire order purchase and redemption requests transmitted or delivered to Ivy Management's (or Mackenzie Investment Management Inc.'s ("MIMI")) office;

                  (ii) coordinating and monitoring purchase, redemption and transfer requests transmitted by dealers to Ivy Management (or MIMI) through the facilities of the National Securities Clearing Corporation;

                  (iii) responding to written, telephonic and in-person inquiries from existing shareholders requesting information regarding matters such as shareholder account or transaction status, the net asset value of a Fund's shares, a Fund's performance, a Fund's services and options, a Fund's investment policies and portfolio holdings, and a Fund's distributions and the taxation thereof;

                  (iv)     resolving   shareholder  account  problems  that  are
                           identified by either shareholders or brokers;

                  (v)      dealing  with   shareholder   complaints   and  other
                           correspondence   directed   to  or   brought  to  the
                           attention of Ivy Management (or MIMI);

                  (vi) generating or developing and distributing special data, notices, reports, programs and literature required by large shareholders, by shareholders with specialized informational needs, or by shareholders generally in light of developments such as changes in tax or securities laws; and

                  (vii)    providing   executive,   clerical   and   secretarial
                           personnel   competent   to   carry   out  the   above
                           responsibilities.

         3. State Registration Reports. Ivy Management shall furnish the Trust on a state-by-state basis, sales reports, such periodic and special reports as the Trust my reasonably request, and such other information, including Shareholder lists and statistical information concerning accounts, as may be agreed upon from time to time between the Trust and Ivy Management. Additionally, state-by-state sales information shall be supplied in a manner and form which will support the existing blue sky system owned by the Trust.

         4.       Share Certificates.

                  (a) At the expense of the Trust, Ivy Management shall maintain an adequate supply of blank share certificates for each Fund to meet Ivy
Management's requirements therefor. Such share certificates shall be properly signed by facsimile. The Trust agrees that, notwithstanding the death, resignation, or removal of any officer of the Trust whose signature appears on such certificates, Ivy Management may continue to countersign certificates which bear such signatures until otherwise directed by the Trust.

                  (b) Ivy Management shall issue replacement share certificates in lieu of certificates which have been lost, stolen or destroyed without any further action by the Board of Trustees or any officer of the Trust, upon receipt by Ivy Management of properly executed affidavits and lost certificate bonds, in form satisfactory to Ivy Management, with the Trust and Ivy Management as obligees under the bond.

                  (c) Ivy Management shall also maintain a record of each certificate issued, the number of Shares represented thereby and the holder of record. With respect to shares held in open accounts or uncertificated form, i.e., no certificate being issued with respect thereto, Ivy Management shall maintain comparable records of the record holders thereof, including their names, addresses and taxpayer identification numbers. Ivy Management shall further maintain a stop transfer record on lost and/or replaced certificates.

         5. Mailing Communications to Shareholders: Proxy Materials. Ivy Management will address and mail to Shareholders of the Trust, all reports to Shareholders, dividend and distribution notices and proxy material for the Trust's meetings of Shareholders. In connection with meetings of Shareholders, Ivy Management will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

         6.       Sales of Shares.

                  (a) Processing of Investment Checks or Other Investments. Upon receipt of any check or other instrument drawn or endorsed to it as agent for, or identified as being for the account of the Trust, or drawn or endorsed to the Trust or Mackenzie Investment Management Inc. as the distributor of the Trust's Shares for the purchase of Shares, Ivy Management shall stamp the check with the date of receipt, shall forthwith process the same for collection and, shall record the number of Shares sold, the trade date and price per Share, and the amount of money to be delivered to the Custodian for the sale of such Shares.

                  (b) Issuance of Shares. Upon receipt of notification that the Custodian has received the amount of money specified in the immediately preceding paragraph, Ivy Management shall issue to and hold in the account of the purchases/shareholder, or if no account is specified therein, in a new account established in the name of the purchases, the number of Shares such purchaser is entitled to receive, as determined in accordance with applicable laws or regulations.

                  (c) Confirmation. Ivy Management shall send to the purchaser/shareholder a confirmation of each purchase which will show the new share balance, the Shares held under a particular plan, if any, for withdrawing investments, the amount invested and the price paid for the newly purchased Shares, or will be in such other form as the Trust and Ivy Management may agree from time to time.

                  (d) Suspension of Sale of Shares. Ivy Management shall not be required to issue any Shares of the Trust where it has received a Written Instruction from the Trust or written notice from any appropriate Federal or state authority that the sale of the Shares of the Trust has been suspended or discontinued, and Ivy Management shall be entitled to rely upon such Written Instructions or written notification.

                  (e) Taxes in Connection with Issuance of Shares. Upon the issuance of any Shares in accordance with the foregoing provisions of this paragraph, Ivy Management shall not be responsible for the payment of any original issue or other taxes required to be paid in connection with such issuance.

                  (f) Returned Checks. In the event that any check or other order for the payment of money is returned unpaid for any reason, Ivy Management will: (i) give prompt notice of such return to the Trust or its designee; (ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as Ivy Management may from time to time deem appropriate.

         7.       Redemptions.

                  (a) Requirements for Transfer or Redemption of Shares. Ivy Management shall process all requests from shareholders to transfer or redeem Shares in accordance with the procedures set forth in the Trust's Prospectus or as authorized by the Trust pursuant to Written Instructions, including, but not limited to, all requests from shareholders to redeem Shares of each Fund and all determinations of the number of Shares required to be redeemed to fund designated monthly payments, automatic payments or any other such distribution or withdrawal plan.

                  Ivy Management will transfer or redeem Shares upon receipt of Written Instructions and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as Ivy Management reasonably may deem necessary to evidence the authority of the person making such transfer or redemption, and bearing satisfactory evidence of the payment of stock transfer taxes, if any.

     Ivy Management reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine, and for that purpose it will require a guarantee of signature by a guarantor meeting eligibility standards as may be adopted by Ivy Management from time to time in accordance with applicable law. Ivy Management also reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which Ivy Management, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

     Ivy Management may, in effecting transactions, rely upon the provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the provisions of Article 8 of the Uniform Commercial Code, as the same may be amended from time to time in the Commonwealth of Massachusetts, which in the opinion of legal counsel for the Trust or of its own legal counsel protect it in not requiring certain documents in connection with the transfer or redemption of Shares. The Trust may authorize Ivy Management to waive the signature guarantee in certain cases by Written Instructions.

                  (b) Notice to Custodian and Trust. When Shares are redeemed, Ivy Management shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Trust a notification setting forth the applicable Fund and the number of Shares to be redeemed. Such redemptions shall be reflected on appropriate accounts maintained by Ivy Management reflecting outstanding Shares of the Trust and Shares attributed to individual accounts and, if applicable, any individual withdrawal or distribution plan.

                  (c) Payment of Redemption Proceeds. Ivy Management shall, upon receipt of the moneys paid to it by the Custodian for the redemption of Shares, pay to the shareholder, or his authorized agent or legal representative, such moneys as are received from the Custodian, all in accordance with the redemption procedures described in the Trust's Prospectus. The Trust shall indemnify Ivy Management for any payment of redemption proceeds or refusal to make such payment if the payment or refusal to pay is in accordance with said written procedures.

     Ivy Management shall not process or effect any redemptions pursuant to a plan of distribution or redemption or in accordance with any other shareholder request upon the receipt by Ivy Management of notification of the suspension of the determination of the Trust's net asset value.
         8.       Dividends.

                  (a) Notice to Ivy Management and custodian. Upon the declaration of each dividend and/or distribution by the Trust with respect to Shares of a Fund, the Trust shall notify Ivy Management, with respect to Shares of such Fund, of (i) the date of the declaration of such dividend or distribution, (ii) the ex-dividend date, (iii) the date of payment thereof, (iv) the record date as of which shareholders entitled to payment shall be determined, (v) the amount payable per Share to the shareholders of record as of that date, (vi) the total amount payable to Ivy Management on the payment date and (vii) whether such dividend or distribution is to be paid in Shares of such class at net asset value.

     On or before the payment date, the Trust will direct the Custodian of the Trust to pay to Ivy Management sufficient cash to make payment of the dividend and/or distribution to the shareholders or record as of such payment date.

                  (b) Payment of Dividends by Ivy Management. Unless otherwise elected by a shareholder, Ivy Management will, on the designated payment date, automatically reinvest all dividends in additional Shares at net asset value (determined on dividend reinvestment calculation date established by the Trust), and mail to each shareholder at his address of record, or such other address as the shareholder may have designated, a statement showing the number of full and fractional Shares (rounded to three decimal places) then currently owned by the shareholder and the net asset value of the Shares so credited to the shareholder's account. All other dividends shall be paid in cash, by check, to shareholders or their designers.

                  (c) Insufficient Funds for Payments. If Ivy Management does not receive sufficient cash from the Custodian to make total dividend and/or distribution payments to all shareholders of a Fund of the Trust as of the record date, Ivy Management will, upon notifying the Trust, withhold payment to all shareholders of record as of the record date until such sufficient cash is provided to Ivy Management.

                  (d) Information Returns. It is understood that Ivy Management shall file such appropriate information returns concerning the payment of dividends, return of capital and capital gain distributions with the proper Federal, state and local authorities as are required by law to be filed and shall be responsible for the withholding of taxes, if any, due on such dividends or distributions to Shareholders when required to withhold taxes under applicable law.

                                    EXHIBIT 1
                                 (to Schedule C)

                               Summary of Services

         The services to be performed by Ivy Management shall be as follows:

         A.       DAILY RECORDS

                  Maintain daily on disc the following information with respect to each shareholder account as received:

                  -        Name and Address (Zip Code)

                  -        Balance of Shares held by Ivy Management

                  -        State of residence code

                  -        Beneficial owner code:  i.e. male, female,
                              joint tenant, etc.

                  -        Dividend code (reinvestment)

                  -        Number of Shares held in certificate form

                  -        Telephone number

                  -        Tax information (certified tax information number,
                              any back-up withholding)

         B.                OTHER DAILY ACTIVITY

                  - Answer written inquiries received by Ivy Management relating to shareholder accounts (matters relating to portfolio management, distribution of Shares and other management policy questions will be referred to Trust).

                  - Furnish a Statement of Additional Information to any shareholder who requests (in writing or by telephone) such statement from Ivy Management.

                  -        Examine and process Share purchase applications in
                              accordance with the Prospectus.

                  - Furnish Forms W-9 and W-8 to all shareholders whose initial subscriptions for Shares did not include taxpayer identification numbers.

                  -        Process additional payments into established
                              shareholder accounts in accordance with
                              the Prospectus.

                  -        Upon receipt of proper instructions and all required
                              documentation, process requests for redemption of Shares.

                  -        Accounting for the Trust's front-end sales
                              commissions and brokers' commissions.

                  - Identify redemption requests made with respect to accounts in which Shares have been purchased within an agreed-upon period of time for determining whether good funds have been collected with respect to such purchase and process as agreed by Ivy Management and the Trust.

                  - Examine and process all transfers of Shares, ensuring that all transfer requirements and legal documents have been supplied.

                  -        Issue and mail replacement checks.

         C.                REPORTS PROVIDED TO THE TRUST

                  Furnish the following reports to the Trust:

                  -        Daily financial totals

                  -        Monthly Form N-SAR information (sales/redemptions)

                  -        Monthly report of outstanding Shares

                  -        Monthly analysis of accounts by beneficial owner code

                  -        Monthly analysis of accounts by share range

         D.                DIVIDEND ACTIVITY

                  -        Calculate and process Share dividends and
                              distributions as instructed by the Trust.

                  - Compute, prepare and mail all necessary reports to shareholders, federal and/or state authorities as requested by the Trust.

         E.                MEETINGS OF SHAREHOLDERS

                  - Cause to be mailed proxy and related material for all meetings of shareholders. Tabulate returned proxies (proxies must be adaptable to mechanical equipment of Ivy Management or its agents) and supply daily reports when proxies are being solicited.

                  -        Prepare and submit to the Trust an Affidavit of
                              Mailing.

                  -        At the time of the meeting,  furnish a certified list
                           of   shareholders,   hard  copy,   microfilm   and/or
                           microfiche, if requested by the Trust.

         F.                PERIODIC ACTIVITIES

                  - Cause to be mailed reports, Prospectuses, and any other enclosures requested by the Trust (material must be adaptable to mechanical equipment of Ivy Management or its agents).